Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 21, 2008, among DARA BioSciences, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, that aggregate number of Units (as hereinafter defined) set forth on such Purchaser’s signature page to this Agreement (which aggregate amount for all Purchasers together shall be not more than 8,500,000 Units). Each “Unit” shall consist of (i) one share of Common Stock, (ii) one Class A Warrant, and (iii) one Class B Warrant (in each case, as defined below);

WHEREAS, subject to the terms and conditions set forth in this Agreement, up to an aggregate number of 5,500,000 Units (the “Initial Units”) will be issued and sold to the Purchasers on the First Closing Date and, if applicable, the Second Closing Date (as defined below) at a price of $1.00 per Unit, for an aggregate purchase price of up to $5,500,000 (the “Initial Purchase Price”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, an amount up to the difference between the total number of Units and the aggregate number of Initial Units sold on the First Closing Date and the Second Closing Date (the “Remaining Units”) may be issued and sold to the Purchasers on the Third Closing Date (as defined below) for an aggregate purchase price equal to $1.00 times the number of Remaining Units issued and sold to the Purchasers on the Third Closing Date (the “Remaining Purchase Price”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Aggregate Purchase Price” means, as to each Purchaser, the aggregate amount to be paid for Units purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Aggregate Purchase Price”, in United States Dollars and in immediately available funds.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Class A Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit A attached hereto and delivered to the Purchasers at a Closing in accordance with Section 2 hereof, which Warrants shall be exercisable beginning on the date that is 6 months after the date hereof and have a term of exercise equal to 5 years.

“Class A Warrant First Closing Price” has the meaning ascribed to such term in Section 2.2(a)(ii).

“Class A Warrant Second Closing Price” has the meaning ascribed to such term in Section 2.2(c)(ii).

“Class B Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit B attached hereto and delivered to the Purchasers at a Closing in accordance with Section 2 hereof, which Warrants shall be exercisable beginning on the date that is 12 months and one day after the date hereof and have a term of exercise equal to 5 years.

“Closing” means either the First Closing, the Second Closing or the Third Closing.

“Closing Date” means either the First Closing Date, the Second Closing Date or the Third Closing Date.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Counsel” means K&L Gates, LLP, having an office at 4350 Lassiter at North Hills Avenue, Suite 300, Raleigh, North Carolina 27609.

“Discussion Time” has the meaning ascribed to such term in Section 3.2(d).

“DWAC” has the meaning ascribed to such term in Section 2.2(a)(i).

“Escrow Account” has the meaning ascribed to such term in Section 2.1(d).

“Escrow Agent” means Corporate Stock Transfer, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Closing” has the meaning ascribed to such term in Section 2.1(a).

“First Closing Date” has the meaning ascribed to such term in Section 2.1(a).

“Initial Purchase Price” has the meaning ascribed to such term in the recitals to this Agreement.

“Initial Units” has the meaning ascribed to such term in the recitals to this Agreement.

“Intellectual Property” has the meaning ascribed to such term in Section 3.1(k).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” has the meaning ascribed to such term in Section 3.1(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” has the meaning ascribed to such term in Section 2.1(d).

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means a supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission prior to the opening of the Trading Market on the Trading Day immediately following each Closing Date and delivered by the Company to each Purchaser at such time.

“Purchaser Party” has the meaning ascribed to such term in Section 4.6.

“Registration Statement” means the Company’s registration statement on Form S-3 on file with Commission, file No. 333-150150, which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers.

“Remaining Purchase Price” has the meaning ascribed to such term in the recitals to this Agreement.

“Remaining Units” has the meaning ascribed to such term in the recitals to this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.1.

“Second Closing” has the meaning ascribed to such term in Section 2.1(b).

“Second Closing Date” has the meaning ascribed to such term in Section 2.1(b).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of the Company’s Common Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval Condition” has the meaning ascribed to such term in Section 2.4(c).

“Stockholder Approval Termination Date” has the meaning ascribed to such term in Section 4.12.

“Subsidiary” has the meaning ascribed to such term in Section 3.1(a).

“Third Closing” has the meaning ascribed to such term in Section 2.1(c).

“Third Closing Date” has the meaning ascribed to such term in Section 2.1(c).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

“Transaction Agreements” means this Agreement, the Warrants and any other agreements executed in connection with the transactions contemplated hereunder.

“Unit” has the meaning ascribed to such term in the recitals to this Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets”

published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company.

“Warrants” means collectively the Class A Warrants and the Class B Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to each of the Purchasers, such number of Units set forth on such Purchaser’s signature page to this Agreement. Subject to the terms and conditions of this Agreement, such purchases and sales shall take place at the First Closing, the Second Closing (if applicable) and/or the Third Closing (if applicable) in the order of the dates on which Purchasers deliver to the Company their executed signature pages to this Agreement and deposit funds in the Escrow Account pursuant to Section 2.1(d); provided, however, if one or more signature pages are received by the Company and related Escrow Account fundings occur on the same date, and if the Units represented thereby would result in the total number of Units to be purchased under this Agreement exceeding 5,500,000, then the Company shall allocate such Units between Initial Units (to be purchased and sold at the First Closing and/or Second Closing subject to the terms and conditions of this Agreement) and Remaining Units (to be purchased and sold at the Third Closing subject to the terms and conditions of this Agreement) in its sole discretion. By their signatures to this Agreement, the Purchasers expressly acknowledge and agree that there is no minimum number of Units required to be sold at any Closing under this Agreement. No investment should be made in the Company pursuant to this Agreement based on any assumption or expectation by any Purchaser that any minimum number of Units will be sold hereunder.

(a) First Closing. The first closing of the purchase and sale of the Initial Units (the “First Closing”) shall be held at the offices of the Company’s Counsel, on October 15, 2008 at 11:00 a.m., New York time, or at such other time (on or prior to November 15, 2008) and place designated by the Company and the Placement Agent (the “First Closing Date”).

(b) Second Closing. In the event that all of the Initial Units are not sold in the First Closing, a second closing of the purchase and sale of Initial Units (the “Second Closing”) may be held at the offices of the Company’s Counsel, which Second Closing would be held on October 31, 2008 at 11:00 a.m. New York time, or at such other time (on or prior to November 30, 2008) and place designated by the Company and the Placement Agent (the “Second Closing Date”); provided, that in no event shall the number of Initial Units sold pursuant to the First Closing and the Second Closing exceed 5,500,000 Units in the aggregate.

(c) Third Closing. If applicable, a closing of the purchase and sale of the Remaining Units (the “Third Closing”) may be held at the offices of the Company’s Counsel, which Third Closing would be held no later than three Trading Days following the satisfaction of the Stockholder Approval Condition (as hereinafter defined) (the “Third Closing Date”).

(d) Payments. Immediately upon a Purchaser’s execution of this Agreement, such Purchaser shall deposit the full Aggregate Purchase Price, as set forth on such Purchaser’s signature page to this Agreement, into an account established by the Company with the Escrow Agent and designated in writing to such Purchaser by the Company (the “Escrow Account”). Such deposit shall be made in United States dollars and in immediately available funds by wire transfer. Upon written instruction by the Company and Gilford Securities Incorporated (the “Placement Agent”) to the Escrow Agent, the Escrow Agent shall release funds from the Escrow Account to the Company at the First Closing and, if applicable, at the Second Closing and, if applicable, at the Third Closing. Such funds shall be paid by the Escrow Agent to the Company in United States dollars and in immediately available funds by wire transfer to an account established by the Company and designated in writing to the Escrow Agent by the Company. If any funds remain in the Escrow Account at 6:00 p.m. New York time on the Stockholder Approval Termination Date, the Escrow Agent shall, on the next Trading Day, return those funds, without interest, to those Purchasers whose payment(s) hereunder have not been used to purchase Units.

2.2 First Closing Deliveries and Second Closing Deliveries.

(a) At the First Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”) Shares equal to such number of Shares included in the Initial Units purchased by such Purchaser at the First Closing, registered in the name of such Purchaser and bearing no restrictive legend under the Securities Act or otherwise;

(ii) a Class A Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Initial Units actually purchased hereunder at the First Closing, with an exercise price per share equal to the greater of (a) the consolidated closing bid price on the Nasdaq Capital Market (trading symbol “DARA”) on the Trading Day immediately preceding the First Closing Date plus $.01, or (b) $1.30, in either case subject to adjustment therein (the “Class A Warrant First Closing Price”) (such Warrant certificate may be delivered within three Trading Days of the First Closing Date);

(iii) a Class B Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Initial Units actually purchased hereunder at the First Closing (rounded up to the nearest whole Share), with an exercise price per share equal to $2.25, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the First Closing Date);

(iv) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act), which Prospectus Supplement shall be filed with the Commission prior to the opening of the Trading Market on the Trading Day immediately following the First Closing Date and delivered by the Company to each Purchaser at such time; and

(v) a legal opinion from the Company’s Counsel addressed to the Purchasers in the form attached hereto as Exhibit C.

(b) At the First Closing, the Initial Purchase Price for the Units purchased at the First Closing shall be delivered to the Company from the Escrow Account in accordance with Section 2.1(d).

(c) At the Second Closing (if applicable), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver via DWAC Shares equal to such number of Shares included in the Initial Units purchased by such Purchaser at the Second Closing, registered in the name of such Purchaser and bearing no restrictive legend under the Securities Act or otherwise;

(ii) a Class A Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Initial Units actually purchased hereunder at the Second Closing, with an exercise price per share equal to the greater of (a) the Class A Warrant First Closing Price, or (b) the consolidated closing bid price on the Nasdaq Capital Market (trading symbol “DARA”) on the Trading Day immediately preceding the Second Closing Date plus $.01, in either case subject to adjustment therein (the “Class A Warrant Second Closing Price”) (such Warrant certificate may be delivered within three Trading Days of the Second Closing Date);

(iii) a Class B Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Initial Units actually purchased hereunder at the First Closing (rounded up to the nearest whole Share), with an exercise price per share equal to $2.25, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the First Closing Date);

(iv) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act), which Prospectus Supplement shall have been filed with the Commission prior to the opening of the Trading Market on the Trading Day immediately following the First Closing Date and delivered by the Company to each Purchaser at such time on or prior to the Second Closing Date; and

(v) a legal opinion from the Company’s Counsel addressed to the Purchasers in the form attached hereto as Exhibit C.

(d) At the Second Closing (if applicable), the Initial Purchase Price for the Units purchased at the Second Closing shall be delivered to the Company from the Escrow Account in accordance with Section 2.1(d).

2.3 Third Closing Deliveries.

(a) At the Third Closing (if applicable), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver via DWAC Shares equal to such number of Shares included in the Remaining Units purchased by such Purchaser at the Third Closing, registered in the name of such Purchaser and bearing no restrictive legend under the Securities Act or otherwise;

(ii) a Class A Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Remaining Units actually purchased hereunder at the Third Closing, with an exercise price per share equal to the greater of (a) the Class A Warrant Second Closing Price, or (b) the consolidated closing bid price on the Nasdaq Capital Market (trading symbol “DARA”) on the Trading Day immediately preceding the Third Closing Date plus $.01, in either case subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Third Closing Date);

(iii) a Class B Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Remaining Units actually purchased hereunder at the Third Closing (rounded up the nearest whole share), with an exercise price per share equal to $2.25, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Third Closing Date);

(iv) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act), which Prospectus Supplement shall have been filed with the Commission prior to the opening of the Trading Market on the Trading Day immediately following the First Closing Date and delivered by the Company to each Purchaser at such time on or prior to the Third Closing Date; and

(v) a legal opinion from the Company’s Counsel addressed to the Purchasers in the form attached hereto as Exhibit C.

(b) At the Third Closing (if applicable), the Remaining Purchase Price for the Units purchased at the Third Closing shall be delivered to the Company from the Escrow Account in accordance with Section 2.1(d).

2.4 Closing Conditions.

(a) Conditions Precedent to the Obligations of the Purchasers at the Closings. The obligation of each Purchaser to acquire the Initial Units at the First Closing and/or the Second

Closing (if applicable) and the Remaining Units at the Third Closing (if applicable) is subject to the satisfaction or waiver by such Purchaser, at or before the First Closing, Second Closing or the Third Closing, as applicable, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date, the Second Closing Date or the Third Closing, as applicable, as though made on and as of such date; provided, however, that those representations and warranties qualified by materiality shall be true and correct in all respects as of the date when made and as of the First Closing Date, the Second Closing or the Third Closing Date, as applicable, as though made on and as of such date.

(ii) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by it at or prior to the First Closing, the Second Closing or the Third Closing, as applicable.

(iii) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market (other than the OTC Bulletin Board).

(iv) Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted, or to the Company’s knowledge, threatened, on or before the First Closing Date, the Second Closing Date or the Third Closing Date, as applicable, which action, suit or proceeding would reasonably be expected to have a Material Adverse Effect.

(b) Conditions Precedent to the Obligations of the Company at the Closings. The obligation of the Company to sell the Initial Units to a Purchaser at the First Closing and/or the Second Closing (if applicable) and the Remaining Units at the Third Closing (if applicable) is subject to the satisfaction or waiver by the Company, at or before the First Closing, the Second Closing or the Third Closing, as applicable, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of such Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date, the Second Closing Date or the Third Closing Date, as applicable, as though made on and as of such date; provided, however, that those representations and warranties qualified by materiality shall be true and correct in all respects as of the date when made and as of the First Closing Date, the Second Closing Date or the Third Closing Date, as applicable, as though made on and as of such date.

(ii) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the

Transaction Agreements to be performed, satisfied or complied with by such Purchaser at or prior to the First Closing, the Second Closing or the Third Closing, as applicable.

(iii) Company Acceptance. The Company shall have accepted such Purchaser’s commitment to purchase Units as set forth on such Purchaser’s signature page, as evidenced by the countersignature of a Company officer on such signature page where indicated.

(c) Additional Conditions to the Third Closing. The obligations of each Purchaser to accept delivery of, and the Company’s obligation to sell and issue, the Remaining Units are subject to the Company’s receipt and effectiveness of stockholder approval for the issuance of the Remaining Units as, and to the extent, required pursuant to the rules and regulations of the Nasdaq Stock Market, the Commission or otherwise (the “Stockholder Approval Condition”). If and to the extent applicable, upon the satisfaction of the foregoing condition, the Company will issue to the Purchasers the Remaining Units and shall instruct the Escrow Agent to remit, and the Escrow Agent shall remit, payment of the aggregate Remaining Purchase Price to the Company pursuant to Section 2.1(d).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, the Registration Statement, the Prospectus and any of the Company’s Current Reports on Form 8-K filed since the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (all collectively, the “SEC Reports”), the Company hereby represents and warrants to, and covenants with, each Purchaser as of the date hereof and as of each Closing Date, as follows:

(a) Organization. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as currently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns property or transacts business and where the failure to be so qualified would have a material adverse effect upon: (i) the Company and its Subsidiaries as a whole, (ii) the business, financial condition, properties, operations or assets of the Company and its Subsidiaries as a whole, or (iii) the Company’s ability to perform its obligations under the Transaction Agreements in all material respects (each, a “Material Adverse Effect”). No proceeding has been instituted, or to the Company’s knowledge, threatened, in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as set forth in the SEC Reports, the Company does not currently own, directly or indirectly, a majority of the stock or other equity interests in any entity (each, a “Subsidiary”). Except for matters which are not reasonably likely to have a Material Adverse Effect, each Subsidiary of the Company has been duly incorporated, formed, or organized, and is validly existing, in good standing under the laws of the jurisdiction of its incorporation, formation, or organization, with full power and authority to own its properties and conduct its business as currently conducted. Except for matters which are not reasonably likely to have a Material Adverse Effect, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, except as disclosed in the SEC Reports, is owned of record by the Company, or a Subsidiary of the Company.

(b) Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Agreements. The execution and delivery of the Transaction Agreements, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. The Transaction Agreements that require execution by the Company have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws; (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict or Default. The execution and delivery of the Transaction Agreements, the issuance and sale of the Securities to be sold by the Company under the Transaction Agreements, the fulfillment of the terms of the Transaction Agreements and the consummation of the transactions contemplated thereby will not: (A) result in a conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note, loan agreement or other evidence of indebtedness, or any indenture, lease, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, (ii) any stockholders agreement, voting agreement or similar agreement concerning the voting rights of stockholders, (iii) the Certificate of Incorporation, bylaws or other organizational documents of the Company, as amended, or (iv) with respect to the issuance and sale of the Securities, assuming the accuracy of the representations and warranties and the performance and satisfaction of the covenants and agreements, of the Purchasers pursuant to the Transaction Agreements, any law, rule, ordinance, statute, regulation, or existing order of any court or governmental agency, or other authority binding upon the Company or the Company’s respective properties; or (B) result in the creation or imposition of any Lien upon any of the material assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note, loan agreement or other evidence of indebtedness, or any material indenture, lease, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Agreements by the Company and the valid issuance or sale of the Securities by the Company pursuant to the Transaction Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(d) Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). As of June 30, 2008, there were issued and outstanding 27,590,366 shares of Common Stock and no shares of Preferred Stock. As of June 30, 2008, no shares of the Company’s Common Stock were reserved for issuance, except (a) up to 8,282,131 shares of Common Stock reserved for issuance pursuant to the Company’s employee and director incentive stock plans, (b) up to 2,376,461 shares of Common Stock reserved for issuance pursuant to outstanding stock options, and (c) up to 698,064 shares of Common Stock reserved for issuance pursuant to outstanding warrants. All outstanding stock options have been appropriately issued, dated and authorized under the Company’s employee and director incentive stock plans. Since June 30, 2008, the Company has not issued any shares of Common Stock or any securities convertible into or exercisable for any shares of its Common Stock, other than pursuant to its employee and director incentive stock plans and upon the exercise of outstanding stock options, and other than 220,000 shares of Common Stock issued to Lyons Capital, LLC. There are not any outstanding preemptive rights or rights of first refusal that would provide for the issuance or sale of any Common Stock of the Company to any Person as a result of the transactions contemplated by this Agreement. The capital stock and other securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Agreements. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. None of the Company, its Subsidiaries, any of their Affiliates, or any person acting on any of their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. None of the Company, its Subsidiaries, their Affiliates or any person acting on any of their behalf will take any action or steps referred to in the preceding sentence that would cause the transactions contemplated by this Agreement to be integrated with other offerings.

(f) Legal Proceedings. There is no legal, administrative, regulatory or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or of which the business or property of the Company is subject, that is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body that is reasonably likely to have a Material Adverse Effect.

(g) SEC Reports. The SEC Reports, including copies of all the exhibits included or referenced therein, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) have been prepared and filed in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus (x) have been, and the Prospectus Supplement will be, prepared and filed in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (y) did not when filed, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) No Violations. The Company is not in violation of its Certificate of Incorporation or bylaws, as amended. To the knowledge of the Company, it is not in violation of any law, rule, ordinance, statute, regulation or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound, which such default is reasonably likely to have a Material Adverse Effect.

(i) Governmental Permits, Etc. The Company and each of its Subsidiaries have all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

(j) Good and Marketable Title to Property. The Company and its Subsidiaries have good and marketable title to, or a valid, subsisting and enforceable interest in, all real properties and all other properties and assets owned or leased by them that are material to the operation of the Company’s business.

(k) Intellectual Property. Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) the Company or a Subsidiary has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) the Company or a Subsidiary owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). To the Company’s knowledge, its use of its

Intellectual Property does not infringe the intellectual property rights of any third party which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(l) Financial Statements. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company on a consolidated basis as of the dates therein indicated, and the consolidated results of its operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. The Company has no off-balance sheet arrangements. The Company’s internal accounting controls and procedures are sufficient to cause the Company and each Subsidiary to prepare financial statements that comply in all material respects with generally accepted accounting principles and the rules and regulations of the Commission on a consistent basis during the periods involved. Since December 31, 2007, nothing has been brought to the attention of the Company’s management that would result in any reportable condition relating to the Company’s internal accounting procedures, weaknesses or controls. The Company’s and each of its Subsidiary’s internal accounting controls and procedures are sufficient to cause each of them to comply in all material respects with the Foreign Corrupt Practices Act of 1977, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission, each as in effect as of the date hereof.

(m) Tax Returns. Except for matters which are not reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject and have paid or accrued all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations.

(n) No Material Adverse Change. There has not been since December 31, 2007 any event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect.

(o) Disclosure of Information. Except for the terms of the Transaction Agreements and the fact that the Company is considering consummating the transactions contemplated therein, the Company confirms that neither the Company nor, to its knowledge, any other Person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, non-public information.

(p) Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts, which breach or default is reasonably likely to result in a Material Adverse Effect. The Company maintains insurance in scope and amount which is reasonable and customary in the businesses in which the Company and the Subsidiaries are engaged.

(q) Investment Company. The Company is not an “investment company” or an “affiliated person” of an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

(r) Certain Fees. Except for the fees payable to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Agreements. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Agreements.

(s) Employees. The Company and each of its Subsidiaries is in compliance in all material respects with all laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company or any of its Subsidiaries by any governmental agency responsible for the enforcement of such laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before any governmental agency or body or any strike, picketing, boycott, dispute, slowdown or stoppage pending, or to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries or any predecessor entity. No question concerning representation exists respecting the employees of the Company or any of its Subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries, if any.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is either (i) an individual or (ii) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. If the Purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Agreement to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(c) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(e) No Conflict or Default. The execution and delivery of the Transaction Agreements, the fulfillment of the terms of the Transaction Agreements and the consummation of the transactions contemplated thereby will not: (A) result in a conflict with or constitute a material violation of, or material default (with the passage of time or otherwise) under, (i) any material bond, debenture, note, loan agreement or other evidence of indebtedness, or any material indenture, lease, mortgage, deed of trust or any other agreement or instrument to which the Purchaser is a party or by which it is bound or to which any of the property or assets of the Purchaser is subject, (ii) the Certificate of Incorporation, bylaws or other organizational documents of the Purchaser, as amended (if applicable), or (iii) any law, administrative regulation, or existing order of any court or governmental agency, or other authority binding upon the Purchaser or the Purchaser’s respective properties; or (B) result in the creation or imposition of any lien, encumbrance, claim, or security interest upon any of the material assets of the Purchaser or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note, loan agreement or other evidence of indebtedness, or any material indenture, lease, mortgage, deed of trust or any other agreement or instrument to which the Purchaser is a party or by which it is bound or to which any of the property or assets of the Purchaser is subject. Assuming the accuracy of the representations and warranties, and the performance and satisfaction of the covenants and agreements, of the Company pursuant to the Transaction Agreements, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Agreement by the Purchaser, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(f) No Investment, Tax or Legal Advice. The Purchaser understands that nothing in the SEC Reports, any Transaction Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

(g) Additional Acknowledgement. The Purchaser has thoroughly reviewed the SEC Reports prior to making this investment. The Purchaser has been granted a reasonable time prior to the date hereof during which it has had the opportunity to obtain such additional information as the Purchaser deems necessary to permit the Purchaser to make an informed decision with respect to the purchase of the Units. After examination of the SEC Reports and other information available, the Purchaser is fully aware of the business, financial condition, risks associated with investment and the operating history relating to the Company, and therefore in subscribing for the purchase of the Units, the Purchaser is not relying upon any information other than information contained in the SEC Reports. The Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by the Transaction Agreements, that it has independently determined to enter into the transactions contemplated thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of the Units hereunder. The Purchaser acknowledges that the Purchaser has not, either individually or collectively with any other Purchasers, taken any actions that would deem the Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Company.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares, such Warrant Shares shall be issued free of all legends.

4.2 Furnishing of Information. As long as any Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the rules and regulations of the Trading Market. As long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3 Securities Laws Disclosure; Publicity. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day immediately following the First Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Agreements thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company shall not need the prior consent of any Purchaser to issue the press release with respect to the transactions contemplated hereby as required by this Section 4.3. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the filing of final Transaction Agreements (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

4.4 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Agreements, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Units hereunder for working capital purposes.

4.6 Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify, defend and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Agreements or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Agreements (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Agreements or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Agreements.

4.7 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.8 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq Capital Market, and to list all of the Shares and Warrant Shares on the Nasdaq Capital Market at the time of the issuance thereof. The Company further agrees, if the Company applies to have the Common

Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.3, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.10 Delivery of Securities After Closing. The Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser at a Closing to such Purchaser within three Trading Days of the applicable Closing Date.

4.11 Effectiveness of Registration Statement. The Company shall maintain the effectiveness of the Registration Statement for a period of at least 24 months after the latest Closing Date hereunder. If at the time of exercise of either the Class A Warrants or the Class B Warrants there is no effective Registration Statement registering the issuance of the Warrant Shares, the Warrants may be exercised on a cashless basis as set forth in the Warrants.

4.12 Stockholder Approval Event. If the Company agrees to sell and the Purchasers agree to purchase any Remaining Units hereunder, and if, and to the extent, the Company determines, in its reasonable discretion, that stockholder approval is required for the issuance of such Remaining Units pursuant to the rules and regulations of the Nasdaq Stock Market, the Commission or otherwise, the Company shall prepare and file with the Commission either (i) a proxy statement pursuant to Section 14(a) of the Exchange Act or (ii) an information statement pursuant to Section 14(c) of the Exchange Act. In the event of such filing, the Company shall use its commercially reasonable efforts to satisfy the Stockholder Approval Condition within seventy-five (75) days of the First Closing Date (such date being the “Stockholder Approval

Termination Date”). The Stockholder Approval Termination Date may be extended by the Company upon written notice to the Purchasers for up to an additional thirty (30) days.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder with respect to any future Closings only and without any effect whatsoever on the obligations between the Company and the other Purchasers or on Units purchased hereunder by such Purchaser at a prior Closing, by written notice to the other parties, if (i) the First Closing has not been consummated on or before November 15, 2008, (ii) the Second Closing (if applicable) has not been consummated on or before November 30, 2008, or (iii) the Third Closing (if applicable) has not been consummated on or before January 31, 2009; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties). Upon such termination, the terminating Purchaser shall be entitled to receive a full refund of such Purchaser’s Aggregate Purchase Price that has not already been applied to the purchase of Units hereunder at a Closing hereunder.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Agreements, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and

Purchaser(s) holding 51% or more of the then outstanding Securities sold pursuant to this Agreement, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Agreements that apply to the “Purchasers”.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties hereby waive all rights to a trial by jury.

5.10 Survival. The representations and warranties contained herein shall survive until the 18 month anniversary of the date hereof.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective with respect to each Purchaser when counterparts have been signed by such Purchaser and the Company and delivered by each to the other, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Agreements and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or nonperformance of the obligations of any other Purchaser under any Transaction Agreement. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Agreements. Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Agreements and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Agreements or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DARA BIOSCIENCES, INC.		8601 Six Forks Road, Suite 160 Raleigh, NC 27615 Attn: John Didsbury
By:		Fax: 919-861-0239
Name:	John Didsbury	e-mail: JDidsbury@darabiosciences.com
Title:	President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory (if Purchaser is an entity):

Date of Signature and Deposit of Funds in Escrow Account:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

EIN Number:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the securities are maintained):

DTC Participant Number:

Name of Account at DTC Participant Being Credited with the Securities:

Account Number at DTC Participant Being Credited with the Securities:

Total Number of Units:

Aggregate Purchase Price: $

Approval of this Purchaser’s Signature Page by Company:

John Didsbury

President